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                                                                    EXHIBIT 22.1


                             UTOPIA MARKETING, INC.
                          (FORMERLY SAM & LIBBY, INC.)


                                  SUBSIDIARIES



                 Name                                          Jurisdiction
------------------------------------------                 --------------------
Sanders-Importacao E Exportacao Ltd.                       Brazil
Sam & Libby (HK) Limited                                   Hong Kong
Sam & Libby Outlets, Inc.                                  California